CONVERTIBLE NOTE PURCHASE AND CANCELLATION AGREEMENT

THIS CONVERTIBLE NOTE PURCHASE AND CANCELLATION AGREEMENT (this “Agreement”) is dated as of January 5, 2023, by and among PURO LIGHTING, LLC, a Colorado limited liability company (the “Company”), ACUITY BRANDS LIGHTING, INC., a Delaware corporation (the “Holder”), and APPLIED UV, INC., a Delaware corporation (“AUVI”). This Agreement shall be effective on the Closing Date of the Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 19, 2022, by and among AUVI, PURO Acquisition Sub I, Inc., PURO Acquisition Sub II, LLC, the Company, Brian Stern, in his individual capacity, Andrew Lawrence, in his individual capacity, and Brian Stern, an individual, as the Member Representative. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such term in the Merger Agreement.

RECITALS

WHEREAS, the Company issued that certain Unsecured Convertible Promissory Note dated as of September 28, 2020 to the Holder (as amended hereby, the “Convertible Note”) for an aggregate principal amount of Five Million Dollars ($5,000,000), a copy is attached hereto as Exhibit A;

WHEREAS, AUVI, the Company, and certain parties listed in the Preamble of this Agreement have entered into the Merger Agreement whereby PURO will be acquired by AUVI or one of its affiliates;

WHEREAS, pursuant to Section 3.7(b)(x) and Section 8.1 of the Merger Agreement, a condition to the closing of the transactions contemplated by the Merger Agreement is the payment of the Note Purchase/Cancellation Price to the Holder by AUVI on the Closing Date in satisfaction of all of PURO’s obligations under the Convertible Note; and

WHEREAS, the Holder has agreed to sell the Convertible Note to AUVI and to cancel the Convertible Note at the Closing for the consideration set forth herein.

WHEREAS, AUVI, the Holder and the Company each hereby agree that the Convertible Note shall be automatically cancelled upon receipt by the Holder of the Note Purchase/Cancellation Price from AUVI.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements, terms, and conditions contained herein, the parties hereto do hereby agree as follows:

1. Convertible Note Purchase and Cancellation.

(a)  Convertible Note Purchase and Cancellation. In exchange for payment of the Note Purchase/Cancellation Price by AUVI in accordance with Section 1(b) below, the Holder hereby agrees to irrevocably sell, transfer, assign, and convey the Convertible Note to AUVI for cancellation in lieu of receipt by the Holder of the Change of Control Payment (as defined in the Convertible Note) set forth in the Convertible Note from the Company and each of AUVI and the Company hereby agrees to the irrevocable sale, transfer, assignment, and conveyance of the Convertible Note by the Holder to AUVI for cancellation in lieu of receipt by the Holder of the Change of Control Payment (as defined in the Convertible Note) set forth in the Convertible Note from the Company. The Convertible Note is hereby amended to (i) permit the sale, transfer, assignment, and conveyance of the Convertible Note to AUVI as of the Closing and the automatic cancellation of the Convertible Note upon payment of the Note Purchase/Cancellation Price by AUVI to the Holder and (ii) provide for payment of the Note Purchase/Cancellation Price by AUVI in lieu of payment of the Change of Control Payment otherwise payable by the Company as a result of the transactions contemplated by the Merger Agreement. Upon receipt by the Holder of the Note Purchase/Cancellation Price to be paid by AUVI in accordance with Section 1(b) below, the Convertible Note and all obligations of any of AUVI, the Company, or any of their affiliates under the Convertible Note will be satisfied and the Convertible Note shall automatically, with no further action by any of the parties hereto, be cancelled. The Holder hereby agrees that upon the cancellation of the Convertible Note pursuant to this Section 1(a), none of the Company, AUVI, nor any of their affiliates will have any remaining obligations under the Convertible Note, including, but not limited to payment of the Change of Control Payment set forth therein.

“Note Purchase/Cancellation Price” means (i) Two Million Five Hundred Thousand Dollars ($2,500,000) in cash plus (ii) one million two hundred fifty thousand (1,250,000) shares of Series B Preferred Stock.

“Series B Preferred Stock” means AUVI’s 2% Series B Cumulative Perpetual Preferred Stock, the designations, rights, and preferences of which are governed by the Certificate of Designations.

“Certificate of Designations” means the AUVI Certificate of Designations, Rights, and Preferences of the 2% Series B Cumulative Perpetual Preferred Stock, in the form of Exhibit B attached hereto which will be filed with the Secretary of State of the State of Delaware immediately prior to the Closing Date.

(b)  Payment of Note Purchase/Cancellation Price. AUVI shall pay the Note Purchase/Cancellation Price to the Holder as follows:

(i)  Two Million Five Hundred Thousand Dollars ($2,500,000) shall be wired by AUVI to the Holder’s account on the Closing Date:

• Account number: XXX

• Account type: XXX

• ACH routing number: XXX

• Wire routing number: XXX

• SWIFT/BIC code: XXX

• Bank name and address: XXX

(ii)  An original wet ink stock certificate in the form of Exhibit C attached hereto, executed by both the President of AUVI and Chief Financial Officer of AUVI, evidencing the ownership by the Holder of one million two hundred fifty thousand (1,250,000) shares of Series B Preferred Stock (the “Shares”) shall be delivered to the Holder or its counsel on the Closing Date.

2.  Representations and Warranties of the Holder. In connection with the purchase and cancellation of the Convertible Note by AUVI pursuant to this Agreement and the issuance of the Shares to the Holder as part of the Note Purchase/Cancellation Price, the Holder hereby represents and warrants to AUVI:

(a)  The Holder is validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)  The Holder has requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby have been duly authorized by all necessary action of the Holder. This Agreement has been duly executed and delivered by the Holder and, assuming the due authorization, execution, and delivery by the other parties hereto, constitutes the valid and legally binding obligation of the Holder, enforceable in accordance with its terms and conditions, subject to laws of general application relating to public policy, bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, and other equitable remedies.

(c)  The Holder is the beneficial and record owner of the Convertible Note. Except for this Agreement, there are no agreements or other rights or arrangements existing which provide for the sale, purchase, exchange, or other transfer by the Holder of the Convertible Note or any interests therein.

(d)  The Holder is acquiring the Shares for investment purposes and for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and has no present intention of selling, granting any participation in, or otherwise distributing the Series B Preferred Stock in violation of the Securities Act of 1933, as amended (the “Securities Act”). The Holder understands that the Shares to be issued to Holder pursuant to this Agreement have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed in this Section 2.

(e)  The Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(f)  The Holder understands that the Shares issued to it pursuant to this Agreement will be characterized as “restricted securities” under federal and state securities laws as they are being acquired from AUVI in a transaction not involving a public offering and may be resold without registration under the Securities Act only in certain limited circumstances. The Holder acknowledges that the Shares issued to it pursuant to this Agreement must be held indefinitely unless a sale of such securities is subsequently registered under the Securities Act or an exemption from such registration is available.

3.  Representations and Warranties of AUVI. In connection with the purchase and cancellation of the Convertible Note by AUVI pursuant to this Agreement and the issuance of the Shares to the Holder as part of the Note Purchase/Cancellation Price, AUVI hereby represents and warrants to the Holder:

(a)  AUVI is validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)  AUVI has requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by AUVI and the consummation by AUVI of the transactions contemplated hereby and thereby have been duly authorized by all necessary action of AUVI. This Agreement has been duly executed and delivered by AUVI and, assuming the due authorization, execution, and delivery by the other parties hereto, constitutes the valid and legally binding obligation of AUVI, enforceable in accordance with its terms and conditions, subject to laws of general application relating to public policy, bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, and other equitable remedies.

(c)  The execution and delivery of this Agreement will not violate, conflict with, or result in any breach of any provision of the certificate of incorporation, bylaws, operating agreement (or similar governing documents), as amended, of AUVI, the Company or any of their respective affiliates. Assuming the accuracy of the representations made by the Holder in Section 2 above, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of AUVI in connection with the issuance of the Shares, except for (i) the filing of the Certificate of Designations, which will have been filed on or before the Closing Date, and (ii) filings pursuant to applicable securities laws, which have been made or will be made in a timely manner.

(d)  The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by the Holder. Assuming the accuracy of the representations of the Holder in Section 2 above, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the AUVI certificate of incorporation and the Certificate of Designations, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Holder. Assuming the accuracy of the representations of the Holder in Section 2 above, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws. There is no claim, action, suit, proceeding, arbitration, complaint, charge, or investigation pending or, to AUVI’s knowledge, currently threatened in writing against AUVI or any of its affiliates; or (ii) to AUVI’s knowledge, that questions the validity of this Agreement or the right of AUVI to enter into this Agreement, or to consummate the transactions contemplated hereby. Neither AUVI nor any of its affiliates is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by AUVI or any of its affiliates pending or which AUVI or any of its affiliates intends to initiate.

(e)  AUVI has filed in a timely manner with the Securities and Exchange Commission (“SEC”) all filings required to be filed pursuant to the Securities Act and the Securities and Exchange Act of 1934, as amended, and is current in its reporting obligations. As of their respective dates, reports filed by AUVI with the SEC complied in all material respects with requirements of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder and none of these reports contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)  There are no claims for brokerage commissions, finders’ fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of AUVI, the Company or any of their respective affiliates.

4. AUVI Repurchase Obligation. The Holder and the Company shall execute the Private Label Supply Agreement in substantially the form attached hereto as Exhibit D (the “PLSA”) and the Amended and Restated Manufacturing Supply Agreement between Acuity and Puro effective as of August 2, 2022, as amended by that First Amendment to Amended and Restated Manufacturing Supply Agreement in substantially the form attached hereto as Exhibit E (as amended, the “MSA”), as soon as reasonably practicable and no later than the Closing Date. Following the execution of each of the PLSA and MSA, if:

(a)  with respect to the PLSA, the Company fails to meet the Initial Purchase Target (as defined in the PLSA) within thirty (30) days following XXX or the applicable Annual Purchase Target (as defined in the PLSA) within thirty (30) days following the end of any subsequent year (any such 30-day period, the “PLSA Grace Period”), and, in either case, does not otherwise pay Acuity an amount equal to the aggregate purchase price that would have been required to be paid for the quantity of Products (as defined in the PLSA) that the Company failed to purchase to reach the applicable Purchase Target within the PLSA Grace Period (unless the Company has purchased a quantity of Products under the MSA or made the applicable supplemental payment under the MSA sufficient to meet the applicable combined Purchase Targets set forth on Exhibit B to the PLSA for the applicable year),

(b)  with respect to the MSA, the Company fails to meet the Initial Purchase Target (as defined in the MSA) within thirty (30) days following XXX or the applicable Annual Purchase Target (as defined in the MSA) within thirty (30) days following the end of any subsequent year (any such 30-day period, the “MSA Grace Period”), and, in either case, does not otherwise pay Acuity an amount equal to the aggregate purchase price that would have been required to be paid for the quantity of Products (as defined in the MSA) that the Company failed to purchase to reach the applicable Purchase Target within the MSA Grace Period (unless the Company has purchased a quantity of Products under the PLSA or made the applicable supplemental payment under the PLSA sufficient to meet the applicable combined Purchase Targets set forth on Exhibit D to the MSA for the applicable year), or

(c) at any time prior to the date on which the Holder can first exercise its redemption right with respect to the Shares under the Certificate of Designations, the Company gives written notice to Acuity at least ninety (90) days prior to the end of the then-current Term (as defined in the MSA or PLSA, as applicable) of the MSA or PLSA, as applicable, that it does not intend to renew the MSA or PLSA, as applicable, the Holder may elect, by providing written notice to both AUVI and the Company (the “Repurchase Notice”) at any time following the end of the PLSA Grace Period or MSA Grace Period, as applicable, to require AUVI to repurchase all of the Shares then held by the Holder (or its affiliates) at a purchase price of $2.00 per share (subject in all cases to any adjustment for stock splits, recapitalizations and the like) (the “Repurchase Price” and the repurchase described above, the “Repurchase”).  The Repurchase Notice shall include a certification from the Holder that the applicable Purchase Target under the MSA or PLSA, as applicable, was not met and the applicable supplemental payment under the MSA or PLSA, as applicable, was not made.  AUVI shall effect the Repurchase within 10 calendar days following receipt of the Repurchase Notice and, if requested, the Holder shall deliver to AUVI a duly executed assignment separate from certificate in connection with the Repurchase.  If AUVI is unable to effect the Repurchase within such 10-day period for any reason, the Repurchase Price shall be increased at a rate of 10% per annum until such time as the aggregate Repurchase Price (as so increased) is paid to the Holder in full.  For the avoidance of doubt, a Repurchase shall in no way effect the rights or obligations of either the Holder or the Company under the PLSA or MSA.

5. Governing Law.

(a)  This Agreement and any legal proceeding of any kind or nature (whether at law or in equity, based upon contract, tort or otherwise) that is in any way related to this Agreement or any of the transactions related hereto (including the interpretation, construction, validity, and enforcement of this Agreement, or the negotiation, execution, or performance of any of the transactions related hereto (including any legal proceeding based upon, arising out of, or related to any representation or warranty expressly made in this Agreement)) shall be governed by and construed in accordance with the domestic laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware and without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdictions. In furtherance of the foregoing, the laws of the State of Delaware will control even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(b)  The parties hereto submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware and any federal appellate court therefrom) in respect of the interpretation and enforcement of the provisions of this Agreement and any related agreement, certificate, or other document delivered in connection herewith and by this Agreement waive, and agree not to assert, any defense in any action for the interpretation or enforcement of this Agreement and any related agreement, certificate, or other document delivered in connection herewith that they are not subject to such jurisdiction or that such action may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts, that the action is brought in an inconvenient forum, or that the venue of the action is improper.

(c)  Each party hereto agrees that service in person or by certified or by nationally recognized overnight courier shall constitute valid in personam service upon such party and its successors and assigns in any arbitration proceeding commenced pursuant to this Section. Each party hereto hereby acknowledges that this is a commercial transaction, that the foregoing provisions for consent to arbitration, service of process, and waiver of jury trial have been read, understood, and voluntarily agreed to by each party hereto and that by agreeing to such provisions each party hereto is waiving important legal rights.

5. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law by which this Agreement is governed, such invalidity, illegality, or unenforceability shall not affect any other provision; provided, that such provision shall be construed to give effect to the parties’ intent regarding such provision to the maximum extent permitted by applicable law.

6. Expenses. Each party hereto will bear its own costs and expenses (including legal fees) incurred in connection with this Agreement and the transactions contemplated hereby.

7. Counterparts. This Agreement may be executed in one or more partially or fully executed counterparts, each will be deemed an original and will bind the signatory, but all of which together will constitute the same instrument, and by electronic means, .pdf, or facsimile.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER

ACUITY BRANDS LIGHTING, INC.,

a Delaware corporation

By: /s/ Karen J. Holcom

Name: Karen J. Holcom

Title: Senior Vice President and Chief Financial Officer

AUVI

APPLIED UV, INC.,

a Delaware corporation

By: /s/ Max Munn

Name: Max Munn

Title: President

COMPANY

PURO LIGHTING, LLC,

a Colorado limited liability company

By: /s/ Brian Stern

Name: Brian Stern

Title: Chief Executive Officer

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EXHIBIT A

CONVERTIBLE NOTE

(See attached.)

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EXHIBIT B

CERTIFICATE OF DESIGNATIONS

(See attached.)

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EXHIBIT C

FORM OF SERIES B PREFERRED STOCK

STOCK CERTIFICATE

(See attached.)

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EXHIBIT D

FORM OF PRIVATE LABEL SUPPLY AGREEMENT

(See attached.)

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EXHIBIT E

FORM OF FIRST AMENDMENT TO AMENDED AND RESTATED MANUFACTURING SUPPLY AGREEMENT

(See attached.)

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